SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2004

INDUS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 952-8444

(Registrant’s Telephone Number, including Area Code)

SIGNATURE
INDEX TO EXHIBITS
EX-99.1 PRESS RELEASE

Item 5.     Other Events.

      On January 21, 2004, Indus International, Inc. issued the press release filed as Exhibit 99.1 with this Current Report on Form 8-K, announcing the signing of a definitive agreement with regard to the acquisition of Wishbone Systems, Inc. for $6.65 million in cash, subject to certain purchase price adjustments contained in the definitive agreement. The acquisition closed on January 21, 2004.

Item 7.     Financial Statements, Pro Forma Financial Information, and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 21, 2004.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.

/s/ Jeffrey A. Babka Jeffery A. Babka Executive Vice President, Chief Financial Officer and Secretary

Date: January 23, 2004

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated January 21, 2004.